December 10, 2012


Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American Depositary
Receipts each representing One (1) Ordinary
Share of JA Solar (Form F6 File No.
333140009)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting in number of ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for JA
Solar.

The Prospectus has been revised to reflect the new ratio and has been overstampted with:

Effective December 10, 2012 the
Companys American Depositary Share
(ADS) Ratio Changed from 1:1 (One ADS
Representing One Share to 1:5 (One ADSs
Representing Five Shares).


Please contact me with any questions or
comments at 212 8152476

Joanne Wang
The Bank of New York Mellon  ADR
Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









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